UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2003

SBA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-30110	65-0716501
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW	Boca Raton, Florida	33487
(Address of principal executive offices)		(Zip code)

(561) 995-7670

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated December 1, 2003.

Item 9.	Regulation FD Disclosure and
Item 12.	Results of Operations and Financial Condition

On December 1, 2003, SBA Communications Corporation released the following information:

•	Selected Historical Financial Data

The following table sets forth selected historical financial data for SBA Communications Corporation for the years ended December 31, 1998, 1999 and 2000. The financial data for the years ended December 31, 1998, 1999, and 2000 have been derived from our unaudited consolidated financial statements. The unaudited financial data for the years ended December 31, 1998, 1999 and 2000 include, in the opinion of management, all adjustments (consisting only of normal, recurring adjustments) that management considers necessary for a fair statement of results for these periods. The following consolidated financial statements have been reclassified to reflect the discontinued operations treatment of the disposition, or intended disposition, of 852 towers.

	Year Ended December 31,
	1998	1999	2000
	(in thousands)
	(unaudited)
Operating Data:
Revenues:
Site leasing	$11,640	$23,095	$44,304
Site development	46,705	60,570	115,892

Total revenues	58,345	83,665	160,196

Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	6,897	10,714	16,895
Cost of site development	36,500	45,804	88,892

Total cost of revenues	43,397	56,518	105,787

Gross profit	14,948	27,147	54,409

Operating expenses:
Selling, general and administrative	18,177	19,659	27,404
Restructuring and other charges	—	—	—
Asset impairment charges	—	—	—
Depreciation, accretion and amortization	4,332	13,275	27,894

Total operating expenses	22,509	32,934	55,298

Operating loss from continuing operations	(7,561)	(5,787)	(889)

Other income (expense):
Interest income	4,303	881	6,253
Interest expense	(1,197)	(5,244)	(4,879)
Non-cash interest expense	(15,336)	(20,467)	(23,000)
Amortization of debt issuance costs	(374)	(1,596)	(3,006)
Loss from write-off of deferred financing fees and extinguishment of debt	—	(1,150)	—
Other	(37)	48	68

Total other expense	(12,641)	(27,528)	(24,564)

	Year Ended December 31,
	1998	1999	2000
	(in thousands)
	(unaudited)
Loss from continuing operations before provision for income taxes	(20,202)	(33,315)	(25,453)
Benefit from (provision for) income taxes	1,515	196	(1,195)

Loss from continuing operations	(18,687)	(33,119)	(26,648)
Loss from discontinued operations, net of income taxes	(1,214)	(1,472)	(2,267)

Net loss	(19,901)	(34,591)	(28,915)
Dividends on preferred stock	(2,575)	733	—

Net loss applicable to shareholders	$(22,476)	$(33,858)	$(28,915)

	As of and For the Year Ended December 31,				As of and For the Year Ended September 30, 2003
	2001		2002
			(dollars in thousands)
			(unaudited)
Indenture Data:
SBA Communications Corporation (“HoldCo”)(1)
HoldCo Adjusted Consolidated Cash Flow(2)	$62,145		$65,069		$66,725
HoldCo Consolidated Indebtedness(3)	845,453		1,019,046		875,906
HoldCo’s Debt to HoldCo Adjusted Consolidated Cash Flow Ratio(3)	13.6	x	15.7	x	13.1	x
SBA Telecommunications, Inc. (“OpCo”)(1)
OpCo Adjusted Consolidated Cash Flow(2)	67,143		70,069		71,939
OpCo Consolidated Indebtedness(4)	110,568		255,123		166,906
OpCo’s Debt to OpCo Adjusted Consolidated Cash Flow Ratio(4)	1.6	x	3.6	x	2.3	x

(Footnotes on following page)

(1)	In the indenture relating to the proposed offering of $200 million in gross proceeds of Senior Discount Notes due 2011 (the “notes”), HoldCo is referred to as the “Co-Issuer” and OpCo is referred to as the “Company.”
(2)	HoldCo Adjusted Consolidated Cash Flow and OpCo Adjusted Consolidated Cash Flow are included because covenants in the indenture relating to the notes are tied to ratios based on these measures. HoldCo Adjusted Consolidated Cash Flow and OpCo Adjusted Consolidated Cash Flow are not measures of performance under generally accepted accounting principles, or GAAP, and should not be considered as alternatives to net loss as an indicator of our operating performance or any other measure of performance derived in accordance with GAAP. The indenture requires that HoldCo’s Debt to HoldCo Adjusted Consolidated Cash Flow Ratio not exceed 7.75 to 1.0 in order for HoldCo to be able to incur additional debt, subject to certain exceptions, in accordance with the indenture. The indenture requires that OpCo’s Debt to OpCo Adjusted Consolidated Cash Flow Ratio not exceed 4.0 to 1.0 in order for OpCo to be able to incur additional debt, subject to certain exceptions, in accordance with the indenture. For the twelve months ended September 30, 2003, as adjusted for the proposed offering, HoldCo’s Debt to HoldCo Adjusted Consolidated Cash Flow Ratio under the indenture would have been 13.5 to 1.0 and OpCo’s Debt to OpCo Adjusted Consolidated Cash Flow Ratio under the indenture would have been 2.3 to 1.0. This data should be read in conjunction with our consolidated financial statements and related notes. A reconciliation of HoldCo Adjusted Consolidated Cash Flow to net loss and OpCo Adjusted Consolidated Cash Flow to net loss is as follows:

	Year Ended December 31,		Twelve Months Ended September 30, 2003
	2001	2002
	(in thousands)
	(unaudited)
Net loss	$(125,792)	$(248,996)	$(151,336)
Loss from discontinued operations, net of income taxes	2,202	3,738	10,663
Write-off of deferred financing fees and loss on extinguishment of debt	5,069	—	5,250
Cumulative effect of changes in accounting principles	—	60,674	545
Provision for income taxes	1,493	309	101
Interest expense	51,584	56,494	75,833
Non-cash interest expense	25,843	29,038	14,825
Amortization of debt issuance costs	3,887	4,480	4,925
Depreciation, accretion and amortization	66,050	85,664	84,962
Non-cash general and administrative compensation expenses	3,326	2,017	874
Non-cash restructuring and other charges	24,119	43,438	2,041
Asset impairment charges	—	25,545	10,767
Other expenses	76	169	155
Interest income	(7,059)	(601)	(540)
Other permitted cash expenses(a)	—	—	3,344
LTM Site Leasing Gross Profit(b)	(54,777)	(74,388)	(82,496)
Annualized Site Leasing Gross Profit(c)	66,124	77,488	86,812

HoldCo Adjusted Consolidated Cash Flow	62,145	65,069	66,725
Plus: Selling, general and administrative expenses of HoldCo(d)	4,998	5,000	5,214

OpCo Adjusted Consolidated Cash Flow	$67,143	$70,069	$71,939

(a)	Other permitted cash expenses for the twelve months ended September 30, 2003 were $3,344 which include cash charges for (1) professional fees related to the restatement of our consolidated financial statements for the years ended December 31, 2001 and 2002 of $925, (2) restructuring charges of $1,528 and (3) professional and advisory fees related to our review of our strategic alternatives and decision to sell a portion of our tower portfolio to AAT Communications Corp., which we refer to as our “Western tower sale,” of $891.

(b)	LTM Site Leasing Gross Profit is site leasing revenues less cost of site leasing revenues for the twelve month period ending as of the date presented. LTM Site Leasing Gross Profit for the years ended December 31, 2001 and 2002 is derived from our restated audited consolidated statements of operation. LTM Site Leasing Gross Profit for the twelve months ended September 30, 2003 is calculated as follows:

LTM Site Leasing Gross Profit (September 30, 2003)	For the Twelve Months Ended September 30, 2003
(in thousands)
(unaudited)
Site Leasing Revenues for the nine months ended September 30, 2003	$94,873
Site Leasing Cost of Revenues for the nine months ended September 30, 2003	(31,749)

Site Leasing Gross Profit for the nine months ended September 30, 2003	63,124
Site Leasing Gross Profit for the three months ended December 31, 2002	19,372

LTM Site Leasing Gross Profit for the twelve months ended September 30, 2003	$82,496

(c)	Annualized Site Leasing Gross Profit is site leasing revenues less cost of site leasing revenues for the most recent calendar quarter multiplied by four.

	Year Ended December 31,
	2001	2002
	(dollars in thousands)
	(unaudited)
Site Leasing Gross Profit for the year ended December 31	$54,777	$74,388
Site Leasing Gross Profit for the nine months ended September 30	(38,246)	(55,016)

Site Leasing Gross Profit for the three months ended December 31	16,531	19,372
Multiplied by 4	4	4

Annualized Site Leasing Gross Profit	$66,124	$77,488

For the Twelve Months Ended September 30, 2003
(dollars in thousands)
(unaudited)
Site Leasing Revenues for the three months ended September 30	$32,160
Site Leasing Cost of Revenues for the three months ended September 30	(10,457)

Site Leasing Gross Profit for the three months ended September 30	21,703
Multiplied by 4	4

Annualized Site Leasing Gross Profit	$86,812

(d)	Selling, general and administrative expenses of HoldCo is a component of our consolidated selling, general and administrative expenses as set forth in our consolidated statements of operations.
(3)	HoldCo Consolidated Indebtedness is long-term debt, including the current maturities and excluding deferred gain on interest rate swap, in accordance with GAAP as set forth on the consolidated balance sheets. HoldCo Debt to HoldCo Adjusted Consolidated Cash Flow Ratio is calculated by dividing HoldCo Consolidated Indebtedness by HoldCo Adjusted Consolidated Cash Flow.
(4)	OpCo Consolidated Indebtedness is included in our long-term debt, including the current maturities and excluding deferred gain on interest rate swap, in accordance with GAAP as set forth in our consolidated balance sheets, consisting of amounts related to our senior secured credit facility loans and our notes payable. OpCo’s Consolidated Indebtedness does not include our 10 1/4% senior notes and our 12% senior discount notes. OpCo Debt to OpCo Adjusted Consolidated Cash Flow Ratio is calculated by dividing OpCo Consolidated Indebtedness by OpCo Adjusted Consolidated Cash Flow.

•	Ernst & Young LLP advised our Audit Committee of the following disagreements with management on financial accounting matters involving significant asset or business acquisition and disposition transactions which, had they not been satisfactorily resolved, would have caused a modification of its audit opinion on our restated financial statements: (1) the accounting of deferred tax assets and liabilities that arose from business combinations completed in 1998-2000; (2) the accounting for a deferred compensation agreement related to a 2001 business combination; and (3) the accounting for contingent purchase price amounts related to our Western tower sale. We ultimately resolved these disagreements by recording the appropriate adjustments to previously reported financial statements.

•	The following chart shows the number of towers owned for the periods indicated, after discontinued operations treatment:

	Year Ended December 31,					Nine Months Ended September 30,
	1998	1999	2000	2001	2002	2002	2003
Towers owned at the end of the period	341	901	1,828	2,906	3,026	3,024	3,025

•	As of September 30, 2003, our same tower revenue growth was 9.7% and our same tower site leasing gross profit growth was 16.7% on the 3,008 towers we owned as of September 30, 2002.

•	The Services division currently requires about $10 to $15 million of working capital.

•	The following table presents the number of tenants and the average rent per tower on a quarterly basis for the periods indicated:

Quarter	Number of Tenants	Average Rent
First Quarter 2001	4,203	$1,301
Second Quarter 2001	4,773	$1,334
Third Quarter 2001	5,111	$1,367
Fourth Quarter 2001	5,558	$1,386

First Quarter 2002	5,887	$1,411
Second Quarter 2002	6,177	$1,441
Third Quarter 2002	6,303	$1,465
Fourth Quarter 2002	6,389	$1,484

First Quarter 2003	6,468	$1,509
Second Quarter 2003	6,528	$1,534
Third Quarter 2003	6,771	$1,584

•	Potential revenue exposure under select wireless consolidation scenarios based on run-rate leases and assuming loss of 50% of overlap revenues if any consolidation occurs:

AWE/Cingular – 5.5%

AWE/T-Mobile – 4.7%

Cingular/T-Mobile – 2.0%

Verizon/Spring PCS – 4.9%

The information in Items 9 and 12 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2003	/s/ John F. Fiedor John F. Fiedor Chief Accounting Officer